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                                                                    Exhibit 8.1

                  [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]


                                  May 12, 1997


BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271-0158

Ladies and Gentlemen:

         We have acted as special counsel to BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), in connection with the proposed merger (the "Merger") of First USA, Inc., a Delaware corporation ("First USA") with and into BANC ONE, upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of January 19, 1997, as amended as of April 23, 1997, by and between BANC ONE and First USA (the "Agreement"). At your request, in connection with the Filing of the Registration Statement on Form S-4 (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

         For purposes of the opinion set forth below, we have relied, with the consent of BANC ONE and the consent of First USA, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of BANC ONE and First USA (copies of which are attached hereto and which are incorporated herein by reference), and have assumed that such certificates will be complete and accurate as of the Effective Time. We have also relied upon the accuracy of the Registration Statement and the Joint Proxy Statement-Prospectus (together, the "Proxy Statement") filed with the Securities and Exchange Commission, as amended through the date hereof, in connection with the Merger. Any capitalized term used and not defined herein has the meaning
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BANC ONE CORPORATION
May 12, 1997
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given to it in the Proxy Statement or the Agreement, as the case may be.

        We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement and that the Merger will qualify as a statutory merger under the applicable laws of the States of Delaware and Ohio.

        Based upon and subject to the foregoing, the discussion contained in the Proxy Statement under the caption "The Merger -- Certain Federal Income Tax Consequences", except as otherwise indicated, represents our opinion as to the material federal income tax consequences of the Merger under currently applicable law.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Summary -- Certain Federal Income Tax Consequences", under the caption "The Merger -- Certain Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           /s/ Wachtell, Lipton, Rosen & Katz